Exhibit 99.1
Contacts:
Chris Senner
Chief Financial Officer
Exelixis, Inc.
650-837-7240
csenner@exelixis.com

Andrew Peters
SVP, Strategy and Investor Relations
Exelixis, Inc.
650-837-7248
apeters@exelixis.com

Exelixis Announces Fourth Quarter and Fiscal Year 2025 Financial Results and Provides Corporate Update

- Total Revenues of $599 million for the Fourth Quarter of 2025, $2.320 billion for the Fiscal Year 2025 -
- Cabozantinib Franchise Achieved $2.123 billion in U.S. Net Product Revenues for the Fiscal Year 2025, including $547 million for the Fourth Quarter of 2025 -
- GAAP Diluted EPS of $0.88 for the Fourth Quarter of 2025, $2.78 for the Fiscal Year 2025 -
- Conference Call and Webcast Today at 5:00 PM Eastern Time -
ALAMEDA, Calif. – February 10, 2026 - Exelixis, Inc. (Nasdaq: EXEL) today reported financial results for the fourth quarter and fiscal year of 2025, provided an update on progress toward achieving key corporate objectives, and outlined its commercial, clinical and pipeline development milestones.
“Exelixis delivered strong results in 2025 and is well positioned for a breakout year in 2026,” said Michael M. Morrissey, Ph.D., President and Chief Executive Officer, Exelixis. “The cabozantinib franchise continued to grow with robust demand in renal cell carcinoma and neuroendocrine tumors driving a significant increase in net product revenues in 2025 compared to the prior year. Based on the early success in neuroendocrine tumors and with additional gastrointestinal cancer market opportunities ahead, we’ve expedited the full buildout of our GI sales team to accelerate cabozantinib’s growth and prepare for potential future indications for zanzalintinib. The team is highly motivated to build a second Exelixis oncology franchise with zanzalintinib and is working diligently to advance a first potential indication in metastatic colorectal cancer, following the recent acceptance of our New Drug Application by U.S. regulatory authorities.”
Dr. Morrissey continued: “2026 is shaping up to be a milestone-rich year for Exelixis. In addition to the continued growth of the cabozantinib franchise and ongoing regulatory engagement for zanzalintinib, we anticipate key clinical readouts from the STELLAR-303 and -304 pivotal trials, planned trial initiations of STELLAR-316 and STELLAR-201 supporting the next wave of zanzalintinib’s pivotal development, and significant progress across our early-stage pipeline. As we execute on these priorities, we remain focused on advancing high-impact opportunities that have the potential to improve standards of care for patients with cancer, drive sustainable growth and build shareholder value.”

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Exelixis Fourth Quarter and Fiscal Year 2025 Financial Results	Page 2 of 9
February 10, 2026
Fourth Quarter and Fiscal Year 2025 Financial Results
Total revenues for the quarter and year ended December 31, 2025 were $598.7 million and $2,320.1 million, respectively, as compared to $566.8 million and $2,168.7 million for the comparable periods in 2024.
Total revenues for the quarter and year ended December 31, 2025 included net product revenues of $546.6 million and $2,122.8 million, respectively, as compared to $515.2 million and $1,809.4 million for the comparable periods in 2024. The increases in net product revenues, for both periods, were primarily due to an increase in sales volume.
Collaboration revenues, composed of license revenues and collaboration services revenues, were $52.1 million for the quarter ended December 31, 2025, as compared to $51.5 million for the comparable period in 2024. The increase in collaboration revenues, for the quarter, was primarily related to higher royalty revenues for the sales of cabozantinib outside the U.S. generated by Exelixis’ collaboration partner Ipsen Pharma SAS (Ipsen), partially offset by lower development cost reimbursements earned. Collaboration revenues were $197.3 million for the year ended December 31, 2025, as compared to $359.3 million for the comparable period in 2024. The decrease in collaboration revenues, for the year, was primarily related to lower milestone-related revenues recognized and lower development cost reimbursements earned, partially offset by higher royalty revenues for the sales of cabozantinib outside of the U.S. generated by Exelixis’ collaboration partner Ipsen.
Research and development expenses for the quarter and year ended December 31, 2025 were $213.2 million and $825.0 million, respectively, as compared to $249.0 million and $910.4 million for the comparable periods in 2024. The decreases in research and development expenses, for both periods, were primarily related to decreases in license and other collaboration costs, clinical trial costs, and manufacturing costs to support our development candidates, partially offset by an increase in consulting and outside services.
Selling, general and administrative expenses for the quarter ended December 31, 2025 were $123.0 million, as compared to $134.3 million for the comparable period in 2024. The decrease in selling, general and administrative expenses, for the quarter, was primarily related to decreases in corporate giving, stock-based compensation and personnel expenses. Selling, general and administrative expenses for the year ended December 31, 2025 were $518.7 million, as compared to $492.1 million for the comparable period in 2024. The increase in selling, general and administrative expenses, for the year, was primarily related to increases in marketing activities, stock-based compensation, and personnel expenses, partially offset by a decrease in corporate giving.
Provision for income taxes for the quarter and year ended December 31, 2025 was $8.2 million and $158.6 million, respectively, as compared to $44.9 million and $160.4 million for the comparable periods in 2024.
GAAP net income for the quarter ended December 31, 2025 was $244.5 million, or $0.92 per share, basic and $0.88 per share, diluted, as compared to GAAP net income of $139.9 million, or $0.49 per share, basic and $0.48 per share, diluted, for the comparable period in 2024. GAAP net income per share for the year ended December 31, 2025 was $782.6 million, or $2.88 per share, basic and $2.78 per share, diluted, as compared to GAAP net income of $521.3 million, or $1.80 per share, basic and $1.76 per share, diluted, for the comparable period in 2024.
Non-GAAP net income for the quarter ended December 31, 2025 was $259.5 million, or $0.97 per share, basic and $0.94 per share, diluted, as compared to non-GAAP net income of $160.3 million, or $0.56 per share, basic and $0.55 per share, diluted, for the comparable period in 2024. Non-GAAP net income for the year ended December 31, 2025 was $869.5 million, or $3.20 per share, basic and $3.08 per share, diluted, as compared to non-GAAP net income of $593.6 million, or $2.05 per share, basic and $2.00 per share, diluted, for the comparable period in 2024.

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Exelixis Fourth Quarter and Fiscal Year 2025 Financial Results	Page 3 of 9
February 10, 2026
Non-GAAP Financial Measures
To supplement Exelixis’ financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Exelixis presents non-GAAP net income (and the related per share measures), which excludes from GAAP net income (and the related per share measures) stock-based compensation, adjusted for the related income tax effect for all periods presented.
Exelixis believes that the presentation of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. In particular, Exelixis believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Exelixis’ results from period to period, and to identify operating trends in Exelixis’ business. Exelixis has excluded stock-based compensation, adjusted for the related income tax effect, because it is a non-cash item that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. Exelixis also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.
These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Exelixis encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations, to more fully understand Exelixis’ business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
2026 Financial Guidance
Exelixis is maintaining the previously provided financial guidance for fiscal year 2026. Net product and total revenues guidance do not currently reflect any revenues resulting from a potential U.S. regulatory approval and commercial launch of zanzalintinib for the treatment of patients with previously treated metastatic colorectal cancer (CRC). The U.S. Food and Drug Administration (FDA) is currently reviewing Exelixis' New Drug Application (NDA) for this proposed indication, when used in combination with atezolizumab (Tecentriq®).

Total revenues	$2.525 billion - $2.625 billion
Net product revenues	$2.325 billion - $2.425 billion(1)
Cost of goods sold, % of net product revenues	3.5% - 4.5%
Research and development expenses	$875 million - $925 million(2)
Selling, general and administrative expenses	$575 million - $625 million(3)
Effective tax rate	21% - 23%
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(1) Exelixis’ 2026 net product revenues guidance range includes the impact of a U.S. wholesale acquisition cost increase of 3.0% for both CABOMETYX® and COMETRIQ® effective on January 1, 2026.
(2) Includes $50.0 million of non-cash stock-based compensation expense.
(3) Includes $75.0 million of non-cash stock-based compensation expense.
Cabozantinib Highlights
Cabozantinib Franchise Net Product Revenues and Royalties. Net product revenues generated by the cabozantinib franchise in the U.S. were $546.6 million during the fourth quarter of 2025, with net product revenues of $544.7 million from CABOMETYX (cabozantinib) and $1.8 million from COMETRIQ (cabozantinib). For the year ended December 31, 2025, net product revenues generated by the cabozantinib franchise in the U.S. were $2,122.8 million, with net product revenues of $2,113.4 million from CABOMETYX and $9.4 million

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Exelixis Fourth Quarter and Fiscal Year 2025 Financial Results	Page 4 of 9
February 10, 2026
from COMETRIQ. In 2025, global cabozantinib franchise net product revenues generated by Exelixis and its collaboration partners, Ipsen and Takeda Pharmaceutical Company Limited, were $2.9 billion. Based upon cabozantinib-related net product revenues generated by Exelixis’ collaboration partners during the quarter and year ended December 31, 2025, Exelixis earned $52.8 million and $179.2 million, respectively, in royalty revenues.
Presentation of Results from Subgroup Analysis of the CABINET Phase 3 Pivotal Trial Evaluating CABOMETYX in Advanced Lung and Thymic Neuroendocrine Tumors (NET) at the 2025 European Society for Medical Oncology Congress (ESMO 2025). In October 2025, results from a subgroup analysis of the CABINET trial evaluating CABOMETYX versus placebo in patients with previously treated advanced NET originating in the lungs or thymus were presented at ESMO 2025. These subgroup results demonstrated that CABOMETYX significantly reduced the risk of disease progression or death versus placebo in patients with lung or thymic NET. The safety profile of CABOMETYX observed in patients with lung or thymic NET was consistent with its known safety profile; no new safety signals were identified. In March 2025, the U.S. FDA approved CABOMETYX for two new NET indications, advanced pancreatic and extra-pancreatic NET (pNET and epNET), based on results from the CABINET study.
Zanzalintinib Highlights
FDA Acceptance of NDA for Zanzalintinib in Combination with Atezolizumab for Previously Treated Metastatic CRC. In February 2026, Exelixis announced that the FDA accepted its NDA for zanzalintinib as a treatment for patients with previously treated metastatic CRC, when used in combination with atezolizumab. The FDA assigned a standard review with a Prescription Drug User Fee Act (PDUFA) target action date of December 3, 2026. The NDA was based on positive results from the STELLAR-303 phase 3 pivotal trial, which met one of its dual primary endpoints, with the combination of zanzalintinib and atezolizumab demonstrating a statistically significant reduction in the risk of death versus regorafenib in the intention-to-treat (ITT) population at the final analysis. An overall survival (OS) benefit with the combination was consistently observed across pre-specified subgroups, including geographic region, RAS status, liver involvement and prior anti-VEGF therapy.
Collaboration Agreement with Natera for STELLAR-316 Phase 3 Pivotal Trial. In January 2026, Exelixis announced a collaboration with Natera, a global leader in cell-free DNA and precision medicine, for STELLAR-316, the planned, Exelixis-sponsored phase 3 pivotal trial. STELLAR-316 will evaluate zanzalintinib, with and without an immune checkpoint inhibitor, in patients with resected stage II/III CRC who, following definitive therapy, have tested positive for molecular residual disease (MRD+) and have no radiographic evidence of disease. The primary endpoint of STELLAR-316 is disease-free survival, with secondary endpoints including circulating tumor DNA clearance. Natera will provide its Signatera™ assay to identify MRD+ patients for trial enrollment. Exelixis expects to initiate STELLAR-316 in mid-2026.
Merck’s Initiation of LITESPARK-033 Phase 3 Pivotal Trial of Zanzalintinib in Combination with WELIREG® (belzutifan) in First-line Advanced Renal Cell Carcinoma (RCC). In December 2025, Merck, known as MSD outside of the United States and Canada, initiated LITESPARK-033, the first of two planned Merck-sponsored pivotal trials of zanzalintinib and belzutifan in RCC under the companies’ clinical development collaboration. LITESPARK-033 is evaluating the combination of zanzalintinib and belzutifan versus cabozantinib in first-line advanced RCC following an immunotherapy administered in the adjuvant setting. Details of the second Merck-sponsored trial will be made available by Merck at a later date.
Detailed Results from STELLAR-303 Phase 3 Pivotal Trial Presented at ESMO 2025 and Published in The Lancet. In October 2025, Exelixis presented detailed results from STELLAR-303 at ESMO 2025; these detailed findings were simultaneously published in The Lancet. As previously announced in June, the study met one of its dual primary endpoints, OS in the ITT population, with the OS benefit of the zanzalintinib and atezolizumab

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Exelixis Fourth Quarter and Fiscal Year 2025 Financial Results	Page 5 of 9
February 10, 2026
combination consistently observed across pre-specified subgroups. Data pertaining to the other dual primary endpoint, OS in patients without liver metastases (non-liver metastases or NLM), were immature at the data cutoff. A prespecified interim analysis showed a trend in OS favoring the combination. The trial will proceed to the planned final analysis for this endpoint, which is expected in mid-2026, based on current event rates. The safety profiles of zanzalintinib in combination with atezolizumab and of regorafenib were generally consistent with what has been previously observed, and no new safety signals were identified.
Corporate Highlights
Stock Repurchase Program (SRP) Update. In the fourth quarter of 2025, Exelixis repurchased $264.5 million of the company’s stock, at an average price of $43.17 per share, and completed the $500 million SRP authorized in February 2025. Since Exelixis’ Board of Directors authorized the first SRP in March 2023, Exelixis has repurchased a total of $2.16 billion of the company’s common stock, retiring 76.7 million shares, at an average price of $28.14 per share, as of the end of fiscal year 2025. In October 2025, Exelixis’ Board of Directors authorized the repurchase of up to an additional $750 million of the company’s common stock before December 31, 2026. Exelixis began executing stock repurchases under the October 2025 SRP in the fourth quarter of 2025. Stock repurchases under this program may be made from time to time through a variety of methods, which may include open market purchases, in block trades, Rule 10b5-1 trading plans, accelerated share repurchase transactions, exchange transactions or any combination of such methods. The timing and amount of any stock repurchases under the SRP will be based on a variety of factors, including ongoing assessments of the capital needs of the business, alternative investment opportunities, the market price of our common stock and general market conditions. The program does not obligate Exelixis to acquire any amount of its common stock, and the SRP may be modified, suspended or discontinued at any time without prior notice.
Announcement of Key Priorities and Anticipated Milestones for 2026. In January 2026, Exelixis announced its key priorities and anticipated milestones for the year, including: anticipated results from the STELLAR-303 dual primary endpoint, OS in NLM patients, in mid-2026, based on current event rates; anticipated topline results from STELLAR-304, the phase 3 pivotal trial evaluating zanzalintinib in combination with nivolumab versus sunitinib in previously untreated patients with advanced non-clear cell RCC, in mid-2026, based on current event rates; the planned initiations of STELLAR-316 and of STELLAR-201, a potential label-enabling trial evaluating zanzalintinib in recurrent meningioma, a disease with no currently approved systemic therapies, in mid-2026; and the potential filing of two Investigational New Drug applications—one for XB773, an antibody-drug conjugate, and one for a development candidate from our somatostatin receptor subtype 2 agonist program. The company presented details of its 2026 priorities and milestones at the J.P. Morgan 2026 Healthcare Conference.
Presentation of Exelixis’ Strategy to Advance Future Oncology Franchises at the Company’s 2025 R&D Day: Building Next-generation Oncology Franchises. In December 2025, Exelixis hosted its virtual 2025 R&D Day, themed Building Next-generation Oncology Franchises. During the event, company leadership and expert guests outlined Exelixis’ R&D strategy and multi-franchise approach, highlighted key progress and upcoming milestones for the zanzalintinib development program and provided an overview of the rapidly advancing pipeline. The event underscored Exelixis’ continued commitment to expanding treatment options for patients with cancer while delivering sustainable, long-term value for shareholders. A replay of the event webcast can be accessed here in the Investor & News section of www.exelixis.com.
Basis of Presentation
Exelixis has adopted a 52- or 53-week fiscal year that generally ends on the Friday closest to December 31. For convenience, references in this press release as of and for the fiscal periods ended January 2, 2026 and January 3, 2025, are indicated as being as of and for the periods ended December 31, 2025 and 2024, respectively.

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Exelixis Fourth Quarter and Fiscal Year 2025 Financial Results	Page 6 of 9
February 10, 2026
Conference Call and Webcast
Exelixis management will discuss the company’s financial results for the fourth quarter and fiscal year 2025 and provide a general business update during a conference call beginning at 5:00 p.m. ET / 2:00 p.m. PT today, Tuesday, February 10, 2026.
To access the conference call, please register using this link. Upon registration, a dial-in number and unique PIN will be provided to join the call. To access the live webcast link, log onto www.exelixis.com and proceed to the Event Calendar page under the Investors & News heading. A webcast replay of the conference call will also be archived on www.exelixis.com for one year.
About Exelixis
Exelixis is a globally ambitious oncology company innovating next-generation medicines and regimens at the forefront of cancer care. Powered by drug discovery and development excellence, we are rapidly evolving our product portfolio to target an expanding range of tumor types and indications with our clinically differentiated pipeline of small molecules and biotherapeutics. This comprehensive approach harnesses decades of robust investment in our science and partnerships to advance our pipeline of franchise molecules, including our novel oral kinase inhibitor zanzalintinib, and to extend the impact of our flagship commercial product, CABOMETYX® (cabozantinib). Exelixis is driven by a bold scientific pursuit to create transformational treatments that give more patients hope for the future. For information about the company and its mission to help cancer patients recover stronger and live longer, visit www.exelixis.com, follow @ExelixisInc on X (Twitter), like Exelixis, Inc. on Facebook and follow Exelixis on LinkedIn.
Forward-Looking Statements
This press release contains forward-looking statements, including, without limitation, statements related to: Exelixis’ belief that it is well positioned for a breakout year in 2026; Exelixis’ plans to build a second oncology franchise with zanzalintinib; Exelixis’ expedited buildout of its GI sales team to accelerate cabozantinib’s growth and prepare for potential future indications for zanzalintinib; Exelixis’ clinical development plans for, and beliefs regarding the therapeutic potential of, zanzalintinib; Exelixis’ anticipated timing for pivotal data milestones for the STELLAR-303 and STELLAR-304 trials and plans to initiate additional zanzalintinib pivotal trials in 2026, including STELLAR-316 and STELLAR-201; Exelixis’ focus on advancing high-impact opportunities that have the potential to improve standards of care for patients with cancer while driving sustainable growth and building shareholder value; complexities and the unpredictability of the regulatory review and approval process with respect to Exelixis’ NDA for zanzalintinib for the treatment of patients with previously treated metastatic CRC, when used in combination with atezolizumab, including the risk that the FDA may not approve zanzalintinib as a treatment for metastatic CRC in a timely fashion, if at all; timing and availability of details with respect to a second Merck-sponsored trial; Exelixis’ development plans for, and beliefs regarding the therapeutic potential of, its development candidates, including the potential advancement into clinical development of XB773 and a development candidate from our somatostatin receptor subtype 2 agonist program; Exelixis’ FY 2026 financial guidance; the timing, amount, and completion of any stock repurchase programs; Exelixis’ scientific pursuit to create transformational treatments that give more patients hope for the future; and other statements that are not historical facts. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: the degree of market acceptance of CABOMETYX and other Exelixis products in the indications for which they are approved and in the territories where they are approved, and Exelixis’ and its partners’ ability to obtain or

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Exelixis Fourth Quarter and Fiscal Year 2025 Financial Results	Page 7 of 9
February 10, 2026
maintain coverage and reimbursement for these products; the effectiveness of CABOMETYX and other Exelixis products in comparison to competing products; complexities and the unpredictability of the regulatory review and approval processes in the U.S. and elsewhere; the level of costs associated with Exelixis’ commercialization, research and development, in-licensing or acquisition of product candidates, and other activities; Exelixis’ ability to maintain and scale adequate sales, marketing, market access and product distribution capabilities for its products or to enter into and maintain agreements with third parties to do so; the availability of data at the referenced times; the potential failure of cabozantinib, zanzalintinib and other Exelixis product candidates, both alone and in combination with other therapies, to demonstrate safety and/or efficacy in clinical testing; uncertainties inherent in the drug discovery and product development process; Exelixis’ dependence on its relationships with its collaboration partners, including their pursuit of regulatory approvals for partnered compounds in new indications, their adherence to their obligations under relevant collaboration agreements and the level of their investment in the resources necessary to complete clinical trials or successfully commercialize partnered compounds in the territories where they are approved; complexities and the unpredictability of the regulatory review and approval processes in the U.S. and elsewhere; Exelixis’ continuing compliance with applicable legal and regulatory requirements; unexpected concerns that may arise as a result of the occurrence of adverse safety events or additional data analyses of clinical trials evaluating cabozantinib, zanzalintinib and other Exelixis product candidates; Exelixis’ dependence on third-party vendors for the development, manufacture and supply of its products and product candidates; Exelixis’ ability to protect its intellectual property rights; market competition, including the potential for competitors to obtain approval for generic versions of Exelixis’ marketed products; changes in economic and business conditions, including as a result of changing trade policies and tariffs and the related uncertainty thereof; and other factors detailed from time to time under the caption “Risk Factors” in Exelixis’ most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in Exelixis’ other future filings with the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Exelixis as of the date of this press release, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

Exelixis, the Exelixis logo, CABOMETYX and COMETRIQ are registered U.S. trademarks of Exelixis, Inc.
TECENTRIQ (atezolizumab) is a registered trademark of Genentech, a member of the Roche Group.
WELIREG® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

-see attached financial tables-

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Exelixis Fourth Quarter and Fiscal Year 2025 Financial Results	Page 8 of 9
February 10, 2026
EXELIXIS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Net product revenues	$546,577	$515,232	$2,122,804	$1,809,395
Collaboration revenues	52,086	51,523	197,322	359,306
Total revenues	598,663	566,755	2,320,126	2,168,701
Operating expenses:
Cost of goods sold	26,481	19,965	83,697	76,216
Research and development	213,248	249,002	825,001	910,408
Selling, general and administrative	123,024	134,328	518,727	492,128
Impairment of long-lived assets	—	—	—	51,672
Restructuring	694	254	20,510	33,660
Total operating expenses	363,447	403,549	1,447,935	1,564,084
Income from operations	235,216	163,206	872,191	604,617
Interest income	17,426	21,295	69,213	77,156
Other income (expense), net	46	272	(198)	(133)
Income before income taxes	252,688	184,773	941,206	681,640
Provision for income taxes	8,160	44,912	158,636	160,373
Net income	$244,528	$139,861	$782,570	$521,267
Net income per share:
Basic	$0.92	$0.49	$2.88	$1.80
Diluted	$0.88	$0.48	$2.78	$1.76
Weighted-average common shares outstanding:
Basic	266,458	284,527	271,567	290,030
Diluted	276,348	293,546	281,863	296,132

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Exelixis Fourth Quarter and Fiscal Year 2025 Financial Results	Page 9 of 9
February 10, 2026
EXELIXIS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income	$244,528	$139,861	$782,570	$521,267
Adjustments:
Stock-based compensation - research and development(1)	6,774	8,836	40,792	30,670
Stock-based compensation - selling, general and administrative(1)	13,323	17,510	72,191	63,166
Income tax effect of the above adjustments	(5,163)	(5,896)	(26,080)	(21,520)
Non-GAAP net income	$259,462	$160,311	$869,473	$593,583
GAAP net income per share:
Basic	$0.92	$0.49	$2.88	$1.80
Diluted	$0.88	$0.48	$2.78	$1.76
Non-GAAP net income per share:
Basic	$0.97	$0.56	$3.20	$2.05
Diluted	$0.94	$0.55	$3.08	$2.00
Weighted-average common shares outstanding:
Basic	266,458	284,527	271,567	290,030
Diluted	276,348	293,546	281,863	296,132
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(1) Non-cash stock-based compensation used for GAAP reporting in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation.